FirstEnergy Corp.
                                -----------------
               Executive and Directors Incentive Compensation Plan
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                           Restricted Stock Agreement
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                                    Award No.:   20

                                    Number of Shares Awarded:  ___ shares

                                    Date of Grant:   February 20, 2002


This Restricted Stock Agreement ("Agreement") is entered into as of February 20, 2002 between FirstEnergy Corp. ("FE") and ______________ ("Recipient").


AWARD

On February 17, 1998, The Board of Directors ("Directors") of FE adopted the FE Executive and Director Incentive Compensation Plan ("Plan"), which was approved by the common stock shareholders on April 30, 1998, and became effective May 1, 1998. As of the date of this Agreement, per the terms of the Plan, FE grants to the Recipient the above number of restricted shares of FE Common Stock ("Restricted Shares") per the terms and conditions of Article 8 of the Plan.


GENERAL TERMS

This Agreement is subject to the following terms and conditions as outlined in the Plan:

Restricted Period
-----------------

1. Restricted Shares shall not be sold, transferred, pledged, or assigned, until the earliest of:
      a)    5:00 p.m. Akron Time on February 20, 2006;
      b)    The date of the Recipient's death;
      c) The date that the Recipient's employment is terminated due to Disability;
      d)    The date that a Change in Control occurs.

Registration and Certificate Legend
-----------------------------------

FE shall register a certificate(s) in the name of the Recipient for the number of Restricted Shares specified above. Each certificate will bear the following legend until the time that the restrictions lapse:

      "The sale or transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Executive and Director Incentive Compensation Plan of the FirstEnergy Corp., in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated February 20, 2002. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Corporate Secretary of FirstEnergy Corp."

Forfeiture
----------

Recipient shall forfeit the Restricted Shares upon the occurrence of the following events:

- Termination of employment with FE or its subsidiaries for any reason other than death, Disability, involuntary termination under conditions in which the Recipient qualifies for and elects benefits under the FE Severance Benefits Plan, or unless the restrictions are waived or modified in the sole discretion of the Committee.

- Any attempt to sell, transfer, pledge, or assign the Restricted Shares in violation of the above.

Under the occurrence of any of the above, the Restricted Shares shall be forfeited to FE and the Recipient's interest in the Restricted Shares, including the right to vote and receive dividends, shall terminate immediately.

Voting and Dividend Rights
--------------------------

Subject to the above restrictions, the Recipient shall be entitled to all other rights of ownership, including, but not limited to, the right to vote the Restricted Shares and to receive dividends. Dividends will be automatically reinvested in restricted shares that are subject to the same restrictions above.

Expiration of Restricted Period
-------------------------------

Upon termination of the restricted period, Recipient shall be entitled to have the legend removed from the certificate. FE's obligation to remove the legend is subject to Recipient making the necessary arrangements with FE to satisfy any withholding obligations.

Effect on the Employment Relationship
-------------------------------------

Nothing in this Agreement guarantees employment with FE, nor does it confer any special rights or privileges to the Optionee as to the terms of employment.

Adjustments
-----------

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution, or other change in corporate structure of FE affecting the Common Stock, the Committee will adjust the number and class of securities in this restricted stock grant in a manner determined appropriate to prevent dilution or diminution of the stock grant under this Agreement.


Administration
--------------

1. The administration of this Agreement and the Plan will be performed in accordance with Article 3 of the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of the Plan shall be final, conclusive, and binding on all persons.

2. The terms of this Agreement are governed at all times by the official text of the Plan and in no way alter or modify the Plan.

3. If a term is capitalized but not defined in this Agreement, it has the meaning given to it in the Plan.

4. To the extent a conflict exists between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

5. This Agreement is governed by the laws of the State of Ohio without giving effect to the principles of the conflicts of laws.


                                          FirstEnergy Corp.


                                          By _____________________________
                                                 Corporate Secretary

      I acknowledge receipt of this Restricted Stock Agreement and I accept and agree with the terms and conditions stated above.


                                          ____________________________________
_______________________                         (Signature of Recipient)
       (Date)